April 2, 2007


Evelyn Dilsaver,
President and Chief Executive Officer,
Schwab Capital Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Fundamental US Large Company Index Fund -- All Classes Schwab Fundamental US Small Company Index Fund -- All Classes Schwab Fundamental International Large Company Fund -- All Classes

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit the net operating expenses of each share class of the above-named funds as noted in the table below and described in the funds' registration statement filed with the Securities and Exchange Commission.


FUND                                         SHARE                NET OPERATING       GUARANTEED
                                             CLASS                EXPENSE LIMIT       THROUGH:
Schwab Fundamental US Large Company Index    Investor Shares      0.59%               2/27/09
Fund
                                             Select Shares(R)     0.44%

                                             Institutional        0.35%
                                             Shares

Schwab Fundamental US Small Company Index    Investor Shares      0.59%               2/27/09
Fund
                                             Select Shares(R)     0.44%


                                             Institutional        0.35%
                                             Shares

Schwab Fundamental International Large       Investor Shares      0.59%
Company Fund                                                                          2/27/09
                                             Select Shares(R)     0.44%

                                             Institutional        0.35%
                                             Shares

Sincerely,

/s/ George Pereira                            /s/ Carolyn Stewart
-------------------                           -------------------
     George Pereira                               Carolyn Stewart,
     Chief Financial Officer, Charles Schwab      Vice President, Proprietary Funds
     Investment Management, Inc.                  Charles Schwab & Co., Inc.

cc:
Shelley Harding-Riggen
Michael Bonardi
Yi-Ching Wu
Gregory J. Hand
Zuogang Gao
Jim Giblin
Anna Loh
Mini Jande
Philippa Zuckerman